As filed with the Securities and Exchange Commission on March 11, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AERIE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3109565
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

4301 Emperor Blvd., Suite 400

Durham, North Carolina 27703

(919) 237-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aerie Pharmaceuticals, Inc.

Second Amended and Restated Inducement Award Plan

(Full title of the Plan)

Raj Kannan

Chief Executive Officer

Aerie Pharmaceuticals, Inc.

4301 Emperor Blvd., Suite 400

Durham, North Carolina 27703

Tel. No.: (919) 237-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Aerie Pharmaceuticals, Inc. (the “Registrant”), relating to an additional 2,700,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to the Aerie Pharmaceuticals, Inc. Second Amended and Restated Inducement Award Plan (the “Inducement Award Plan”). The purpose of this Registration Statement is to register the aforementioned 2,700,000 shares on this Registration Statement. All awards under the Inducement Award Plan are intended to be made in compliance with and reliance on NASDAQ Listing Rule 5635(c)(4).

Pursuant to General Instruction E on Form S-8, the contents of the Registration Statements on Form S-8 with respect to the Inducement Award Plan (Registration No.  333-216578) filed with the Securities and Exchange Commission (the “Commission”) on March  9, 2017, August 3, 2017, November 9, 2017, and March 1, 2018, including the information contained therein, are hereby incorporated by reference in this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the Inducement Award Plan as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Commission but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by the Registrant with the Commission on February 25, 2022.

(b) The Registrant’s Current Reports on Form 8-K filed by the Registrant with the Commission on January 25, 2022, February  24, 2022 (only with respect to Item 5.02), March  2, 2022 and March 4, 2022.

(c) A description of the Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in the Registration Statement on Form 8-A (File No.  001-36152) filed by the Registrant with the Commission on October 25, 2013, which incorporates by reference the description of the Common Stock contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-191219), originally filed by the Registrant with the Commission on September 17, 2013, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Certain legal matters with respect to the issuance of securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP.

Item 6. Indemnification of Directors and Officers

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 7. Exemption from Registration Claimed

Not applicable.

Item	8. Exhibits

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-191219) filed on October 15, 2013).

4.2	Aerie Pharmaceuticals, Inc. Second Amended and Restated Inducement Award Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-223364) filed on March 1, 2018).

4.3	Amendment to Aerie Pharmaceuticals, Inc. Second Amended & Restated Inducement Award Plan (incorporated by reference to Exhibit 10.31 to the Registrant’s Annual Report on Form 10-K (File No. 001-36152) filed on February 24, 2020).

4.4*	Second Amendment to the Aerie Pharmaceuticals, Inc. Second Amended and Restated Inducement Award Plan.

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107.1*	Filing Fee Tables.

*	Filed herewith.

Item 9. Undertakings

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Durham, North Carolina, on this 11th day of March, 2022.

AERIE PHARMACEUTICALS, INC.

By: /s/ Raj Kannan Name: Raj Kannan Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints Raj Kannan and John LaRocca and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities of this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ RAJ KANNAN	Chief Executive Officer, Director	March 11, 2022
Raj Kannan	(Principal Executive Officer and Principal Financial Officer)

/s/ BENJAMIN F. MCGRAW, III, PHARM. D.	Director, Chair of the Board	March 11, 2022
Benjamin F. McGraw, III, Pharm. D.

/s/ JEFFREY M. CALABRESE, CPA	Vice President, Finance	March 11, 2022
Jeffrey M. Calabrese, CPA	(Principal Accounting Officer)

/s/ GERALD D. CAGLE, PH.D.	Director	March 11, 2022
Gerald D. Cagle, Ph.D.

/s/ RICHARD CROARKIN	Director	March 11, 2022
Richard Croarkin

/s/ MECHIEL M. DU TOIT	Director	March 11, 2022
Mechiel M. du Toit

/s/ DAVID W. GRYSKA	Director	March 11, 2022
David W. Gryska

/s/ PETER J. MCDONNELL, M.D.	Director	March 11, 2022
Peter J. McDonnell, M.D.

/s/ JULIE MCHUGH	Director	March 11, 2022
Julie McHugh